Exhibit 99.1

CUI GLOBAL REPORTS UNAUDITED FIRST QUARTER 2019 FINANCIAL RESULTS

– Separately Company Announces Transformative Transaction –

– Management to Host Conference Call at 4:30 p.m. ET Today –

TUALATIN, Ore., May 15, 2019 -- CUI Global, Inc. (NASDAQ: CUI), (the “Company”) today reported its unaudited financial results for the three months ended March 31, 2019.

First Quarter 2019 Financial Performance Summary: (comparisons to prior year period)

●	Total revenues were $23.0 million compared to $22.0 million;

●	Gross profit was $7.7 million compared to $6.6 million;

●	Gross margin was 33.6% compared to 29.9%;

●	Consolidated net loss was $(3.0) million compared to $(3.3) million;

●	Loss per basic share was $(0.11) compared to $(0.11) per basic share;

●	Adjusted EBITDA was $(2.0) million compared to $(2.7) million;

●	Cash and cash equivalents were $0.8 million and restricted cash was $0.5 million at March 31, 2019;

●	Power and Electromechanical (P&EM) segment unaudited backlog was $19.6 million at March 31, 2019, compared to $21.8 million at December 31, 2018; and,

●	Energy segment unaudited backlog was $13.4 million at March 31, 2019, compared to $15.7 million at December 31, 2018.

“Our first quarter results reflect continued strength in our P&EM segment and the fruits of business development initiatives in our Energy segment focused on the buildout of energy services infrastructure in the U.S.,” said William J. Clough, president and CEO of CUI Global. “In our Power & Electromechanical segment, the continuation of strong order patterns drove higher direct sales and gross margin. We also acquired a 21.4% ownership share of Virtual Power Systems (VPS) to capitalize on the growing software-defined platform opportunity in data centers areas beyond power utilization.

“In our Energy segment, we are seeing demand for engineering and integration services in North America as operators and engineering, procurement, and construction companies undertake infrastructure buildouts to support the U.S.’ position as the top, global exporter of oil and natural gas. Our new, larger facility in Houston, a growing reputation for technical and operational excellence, and our inclusion on more vendor-approved lists has expanded our funnel of new award opportunities. In the U.K. we are sustaining our push into the biomethane market that was catalyzed last year by the RHI incentive scheme while also aggressively pursuing pre-sales opportunities ahead of CAPEX spend by in-country gas network operators. Subsequent to the close of the quarter, we received our first orders for GasPT from SAMSON AG to be used for previously untapped industrial applications, and are encouraged by our joint continued business development activities.”

Concluded, Mr. Clough, “Looking ahead, multiple avenues for Energy segment revenue developed over the past two years, together with continued strong performance from our P&EM segment, keep us on a path to long-term growth. We have the technology and business development foundation to pursue our growth goals and ensure our long-term success."

Financial Accounting Standard Board Accounting Standard Update 2016-02

Effective January 1, 2019, the Company adopted Financial Accounting Standard Board Accounting Standard Update 2016-02, Leases (Topic 842), which requires lessee recognition of lease assets and lease liabilities on the balance sheet, at the beginning of fiscal 2019. As of March 31, 2019, $7.4 million was included with non-current assets, $1.0 million with current liabilities and $6.6 million with non-current liabilities, on the condensed consolidated balance sheets as a result of the new lease standard. Additionally, the Company recorded a $2.9 million adjustment to accumulated deficit to recognize the deferred gain that was originally recorded as part of the December 2018 sale/leaseback of the Tualatin headquarters.

Conference Call

Management will host a conference call today, May 15, 2019 at 4:30 p.m. ET to discuss these results as well as recent corporate developments. After management’s opening remarks, there will be a question and answer period. To access the call, please dial (888) 734-0328 and provide conference ID 9779396. For international callers, please dial (678) 894-3054. The live webcast of the conference call and accompanying slide presentation can be accessed through the ‘Events & Presentations’ page of the CUI Global Investor Relations website (www.cuiglobal.com).

For those unable to attend the live call, a telephonic replay will be available until May 31, 2019. To access the replay of the call dial (855) 859-2056 or (404) 537-3406 and provide conference ID 9779396. An archived copy of the webcast and slide presentation will also be available on the ‘Events & Presentations’ page of the CUI Global Investor Relations website.

About CUI Global, Inc.

Delivering Innovative Technologies for an Interconnected World . . . . .

CUI Global, Inc. is a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies, products and technologies. From Orbital Gas Systems' advanced GasPT2 platform targeting the energy sector, to CUI Inc.’s digital power platform serving the networking and telecom space, CUI Global and its subsidiaries have built a diversified portfolio of industry leading technologies that touch many markets. As a publicly traded company, shareholders are able to participate in the opportunities, revenues, and profits generated by the products, technologies, and market channels of CUI Global and its subsidiaries. But most importantly, a commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit www.cuiglobal.com.

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

Media Contact:	External IR Counsel:
CUI Global, Inc.	LHA Investor Relations
Jeff Schnabel	Sanjay M. Hurry
Main: 503-612-2300	212-838-3777
press@cuiglobal.com	cuiglobal@lhai.com

- Financial Tables to Follow -

CUI Global, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
(in thousands, except share and per share amounts)	2019	2018
	(unaudited)
Assets:
Current Assets:
Cash and cash equivalents	$793	$3,979
Trade accounts receivable, net of allowance of $273 and $167, respectively	13,270	14,416
Inventories, net of allowance of $2,652 and $2,495, respectively	11,342	13,042
Contract assets	2,618	1,744
Note receivable, current portion	309	318
Prepaid expenses and other current assets	1,867	1,982
Total current assets	30,199	35,481

Property and equipment, less accumulated depreciation of $4,130 and $4,234, respectively	5,201	5,973
Right of use assets - operating leases	7,422	—
Goodwill	13,089	13,089
Other intangible assets, less accumulated amortization of $13,789 and $13,190, respectively	13,476	13,861
Restricted cash	523	523
Convertible notes receivable	—	655
Investment - equity method	5,278	—
Deposits and other assets	573	585
Total assets	$75,761	$70,167

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$6,192	$6,480
Operating lease obligations - current portion	975	—
Short-term overdraft facility	—	1,344
Line of credit	—	979
Accrued expenses	5,590	4,851
Contract liabilities	2,453	2,226
Refund liabilities	2,594	2,417
Deferred gain on leaseback, current portion	—	289
Total current liabilities	17,804	18,586

Overdraft facility	965	—
Line of credit	1,460	—
Long term note payable, related party	5,304	5,304
Operating lease obligations, less current portion	6,589	—
Deferred tax liabilities	1,922	1,922
Deferred gain on leaseback, less current portion	—	2,599
Other long-term liabilities	162	218
Total liabilities	34,206	28,629

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at March 31, 2019 or December 31, 2018	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 28,581,953 shares issued and outstanding at March 31, 2019 and 28,552,886 shares issued and outstanding at December 31, 2018	29	29
Additional paid-in capital	169,938	169,898
Accumulated deficit	(124,108)	(123,993)
Accumulated other comprehensive loss	(4,304)	(4,396)
Total stockholders' equity	41,555	41,538
Total liabilities and stockholders' equity	$75,761	$70,167

CUI Global, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)	For the three months ended March 31,
	2019	2018

Total revenues	$23,009	$21,966

Cost of revenues	15,282	15,389

Gross profit	7,727	6,577

Operating expenses:
Selling, general and administrative	9,587	9,201
Depreciation and amortization	522	529
Research and development	604	620
Provision for bad debt	106	6
Other operating income	(2)	—

Total operating expenses	10,817	10,356

Loss from operations	(3,090)	(3,779)

Other income (expense), net	219	330
Interest expense	(85)	(114)

Loss before taxes	(2,956)	(3,563)

Income tax expense (benefit)	47	(302)

Net loss	$(3,003)	$(3,261)

Basic and diluted weighted average common shares outstanding	28,583,600	28,488,032

Basic and diluted loss per common share	$(0.11)	$(0.11)

CUI Global, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)	For the three months ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,003)	$(3,261)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	277	264
Amortization of intangibles	468	466
Stock issued and stock to be issued for compensation, royalties and services	51	66
Unrealized gain on derivative liability	—	(84)
Provision for bad debt expense and returns allowances	106	6
Deferred income taxes	—	(250)
Inventory reserve	113	58
Non-cash unrealized foreign currency gains	(218)	(295)
Gain on disposal of assets	(2)	—

(Increase) decrease in operating assets:
Trade accounts receivable	1,130	(1,040)
Inventories	82	910
Contract assets	(841)	625
Prepaid expenses, deposits and other assets	122	(137)
Right of use assets - operating leases	283	—
Increase (decrease) in operating liabilities:
Accounts payable	(279)	(694)
Operating lease obligations	(264)	—
Accrued expenses	(1,143)	(308)
Refund liabilities	177	386
Contract liabilities	220	385
NET CASH USED IN OPERATING ACTIVITIES	(2,721)	(2,903)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(69)	(154)
Proceeds from sale of property and equipment	2	—
Investments in other intangible assets	(148)	(239)
Investment in investment - equity method	(345)	—
NET CASH USED IN INVESTING ACTIVITIES	(560)	(393)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from overdraft facility	5,272	4,982
Payments on overdraft facility	(5,681)	(4,155)
Proceeds from line of credit	7,916	1,166
Payments on line of credit	(7,436)	(1,166)
Payments on financing lease obligations	(1)	(1)
Payments on mortgage note payable	—	(24)
Payments on contingent consideration	—	(45)
NET CASH PROVIDED BY FINANCING ACTIVITIES	70	757

Effect of exchange rate changes on cash	25	53
Net decrease in cash, cash equivalents and restricted cash	(3,186)	(2,486)
Cash, cash equivalents and restricted cash at beginning of period	4,502	12,646
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,316	$10,160

Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are non-GAAP financial measures and are reconciled in the table below. These non-GAAP financial measures do not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) exclude components that are significant in understanding and assessing the company's results of operations and cash flows. In addition, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are not terms defined by GAAP and as a result our measure of EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) might not be comparable to similarly titled measures used by other companies. However, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are used by management to evaluate, assess and benchmark the company's operational results and the company believes EBITDA, Adjusted EBITDA, and Adjusted Net Income (loss) are relevant and useful information which are often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditure and working capital requirements. Adjusted Net Income (loss) eliminates the amortization expenses associated with intangible assets acquired with Orbital Gas Systems Limited and CUI-Canada, as well as non-cash expenses associated with stock and stock options for compensation, royalties and services during the period and impairment of goodwill and intangible assets.

(in thousands)

	For the Three Months Ended
	March 31,
	2019	2018
EBITDA:
Net loss	$(3,003)	$(3,261)
Plus: Interest expense	85	114
Plus: (Benefit) provision for taxes	47	(302)
Plus: Depreciation and amortization	745	730
EBITDA	$(2,126)	$(2,719)

Adjusted EBITDA:
Plus: Provision for bad debt	106	6
Plus: Unrealized gain on derivative	—	(84)
Plus: Stock and options issued and stock to be issued for compensation, royalties and services	51	66
Adjusted EBITDA	$(1,969)	$(2,731)

Adjusted net loss:
Net loss	$(3,003)	$(3,261)
Plus: Amortization expense of Orbital and CUI - Canada acquisition intangibles	300	325
Plus: Stock and options issued and stock to be issued for compensation, royalties and services	51	66
Adjusted net loss	$(2,652)	$(2,870)

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